UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Board of Directors (the “Board”) of TherapeuticsMD, Inc., a Nevada corporation (the “Company”), appointed Mr. Angus C. Russell and Mr. J. Martin Carroll to serve as directors of the Company.

Mr. Russell previously served as chief executive officer of Shire PLC, a biopharmaceutical company, from June 2008 until April 2013 and as its chief financial officer from 1999 to 2008. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca PLC for 19 years, most recently in the role of vice president, corporate finance at AstraZeneca. He is a chartered accountant, having qualified with what is now PriceWaterhouseCoopers LLP. Mr. Russell also serves as a director of Mallinckrodt PLC (NYSE: MNK) and BioTime Inc. (NYSE MKT: BTX) and as chairman of the board of Revance Therapeutics Inc. (NASDAQ: RVNC). Mr. Russell previously served as a director of Shire, Questcor Pharmaceuticals Inc. and InterMune Inc.

Mr. Carroll previously served as president and chief executive officer of Boehringer Ingelheim Corp. (U.S.) from 2003 until 2011 and as global head of strategy and development for Boehringer Ingelheim (Germany) from 2009 through 2012. Previously, Mr. Carroll held positions of increasing responsibility with Merck & Co. Inc. from 1976 to 2001, including manufacturing, international (Japan) and marketing and sales. He left Merck serving as its executive vice president for customer marketing and sales of the U.S. Human Health Division. Mr. Carroll also serves as a director of Mallinckrodt PLC. He previously served as a director of Accredo Health Group Inc., Vivus Inc. and Durata Therapeutics Inc.

The Board has determined that each of Mr. Russell and Mr. Carroll is independent under the rules of the NYSE MKT.

As directors of the Company, each of Mr. Russell or Mr. Carroll will receive compensation in the same manner as the Company’s other directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 17, 2014.

There are no arrangements or understandings between either of Mr. Russell or Mr. Carroll and any other person pursuant to which either Mr. Russell or Mr. Carroll, as the case may be, was appointed as a director of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which either Mr. Russell or Mr. Carroll was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Also on March 18, 2015, Mr. Randall Stanicky resigned from his position as a director of the Company. To the knowledge of the Company, Mr. Stanicky did not resign as the result of any disagreement between himself and the Company.

Item 7.01.     Regulation FD Disclosure.

On March 18, 2015, the Company issued a press release announcing the appointment of Mr. Russell and Mr. Carroll to the Board, as well as the resignation of Mr. Stanicky from the Board. A copy of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit

Number	Description
99.1	Press release dated March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated March 18, 2015